Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Esquire Financial Holdings, Inc. Completes Acquisition of Signature Bancorporation, Inc. on August 1, 2026

Jericho, NY, August 3, 2026 – Esquire Financial Holdings, Inc. (NASDAQ: ESQ) (“Esquire”), the parent company of Esquire Bank, National Association, (collectively “Esquire”) announced today the completion of the previously announced acquisition of Signature Bancorporation, Inc., the parent company of Signature Bank (collectively “Signature”), effective August 1, 2026.

The combined company has approximately $4.8 billion in total assets, $3.3 billion in loans, and $4.0 billion in total deposits (based on financial information as of June 30, 2026). This combined company will join Esquire’s established national litigation and payments verticals with Signature’s established Chicago and Midwest commercial banking franchise, enhancing the company’s continued industry-leading performance and growth metrics.

“We are thrilled to welcome the Signature team, clients, and shareholders to Esquire," stated Tony Coelho, Chairman of the Board of Directors. “This combination brings together two institutions with highly complementary commercial banking operations and capabilities while uniting two highly talented management teams with strong client relationships and strong market expertise.”

“The Signature merger positions the combined company for continued industry-leading growth, performance metrics and enhanced success in the highly desirable Midwest and Chicago metropolitan markets with a well-established Chicago-based management team and brand,” stated Andrew C. Sagliocca, Vice Chairman, Chief Executive Officer, and President. “Chicago represents one of the top three largest metro markets by both population and number of contingency fee law firms, with New York City and Los Angeles rounding out the top three.”

The former Signature Bank will operate as a division of Esquire Bank under the name “Signature, a division of Esquire Bank” (the “Division”). Michael G. O’Rourke will serve as President of the Division. Kevin P. Bastuga and Bryan D. Duncan will each serve as Executive Vice Presidents of the Division.

Michael G. O’Rourke, President of Signature, a division of Esquire Bank, added, “This transaction was built on both companies’ shared values and commitment to our clients. The combined company will continue to deliver enhanced value to all stakeholders while accelerating our growth in Chicago and the Midwest markets.”

In connection with the closing of the transaction, Mr. O’Rourke and Leonard S. Caronia, former Chairman of Signature’s Board, were appointed to the Boards of Directors of Esquire.

About Esquire Financial Holdings, Inc.

Esquire Financial Holdings, Inc. is a financial holding company headquartered in Jericho, New York. Its wholly owned subsidiary, Esquire Bank, is a full-service commercial bank, with branch offices in Jericho, New York, Los Angeles, California, Chicago, Illinois, as well as an administrative office in Boca Raton, Florida. The Bank is dedicated to serving the financial needs of the litigation industry and small businesses nationally, as well as commercial and retail customers in the New York, Los Angeles and Chicago metropolitan areas. The Bank offers tailored financial and payment processing solutions to the litigation community and their clients as well as dynamic and flexible payment processing solutions to small business owners. For more information, visit www.esquirebank.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Esquire’s beliefs, goals, intentions, and expectations regarding the transaction, revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected cost savings, synergies and other anticipated benefits from the transaction; and other statements that are not historical facts.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the anticipated benefits, cost savings and other synergies expected to result from the merger.

Additionally, forward-looking statements speak only as of the date they are made; Esquire does not assume any duty, and does not undertake, to update such forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Esquire. Such statements are based upon the current beliefs and expectations of the management of Esquire and are subject to significant risks and uncertainties outside of the control of the company. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Esquire does business; the possibility that Esquire may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Signature’s operations and those of Esquire; such integration may be more difficult, time consuming or costly than expected; revenues following the transaction may be lower than expected; Esquire’s success in executing its business plans and strategies and managing the risks involved in the foregoing; effects of the completion of the transaction on the ability of Esquire to retain customers and retain and hire key personnel and maintain relationships with its suppliers, and on their operating results and businesses generally; risks related to the potential impact of general economic, political and market factors on the companies or the transaction and other factors that may affect future results of Esquire; and the other factors discussed in the “Risk Factors” section of Esquire’s Annual Report on Form 10-K for the year ended December 31, 2025, in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Esquire’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and other reports Esquire files with the SEC.

Contact Information

Esquire:	Eric S. Bader
Executive Vice President and Chief Operating Officer
Esquire Financial Holdings, Inc.
(516) 535-2002
eric.bader@esqbank.com